EXECUTION VERSION

Exhibit 10.3

termination OF LEASE

THIS TERMINATION OF LEASE ("Agreement") is made as of the 18th day of May, 2018 (the “Effective Date”) by and between MODULE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership, successor by merger to Chassis (DE) Limited Partnership, a Delaware limited partnership ("Landlord"), and TOWER AUTOMOTIVE OPERATIONS USA I, LLC (successor in interest to Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC), a Delaware limited liability company ("Tenant").

r e c i t a l s:

A.                Landlord and Tenant are parties to that certain Lease Agreement dated April 10, 2002, which was amended by that certain First Amendment to Lease Agreement dated April 9, 2002, that certain Second Amendment to Lease Agreement dated July 31, 2007, that Third Amendment to Lease Agreement dated January 24, 2011, that Fourth Amendment to Lease Agreement dated October 3, 2011 and that Fifth Amendment to Lease Agreement dated August 1, 2013 (collectively the “Classis Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain real property described in the Chassis Lease, including certain premises located in Clinton, Michigan (the “Clinton Premises”), all as more particularly described in the Chassis Lease.

B.                 Landlord and Tenant entered into a certain Lease Agreement dated April 10, 2002, as amended (the “Auburn Lease”), for certain premises located in Auburn, Indiana and Bluffton, Ohio, as more particularly described in the Auburn Lease.

C.                 Landlord and Tenant intend to enter into a Fourth Amendment to the Auburn Lease which will include, among other things, the addition of the Clinton Premises to the Auburn Lease, as more particularly set forth in the Fourth Amendment.

D.                Therefore, the parties desire to terminate the Chassis Lease on the terms and condition set forth herein as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                  Termination of Lease. As of the Effective Date (a) the Chassis Lease shall terminate, and Landlord and Tenant shall have no further obligations or liabilities under the Chassis Lease from and after the Effective Date, and (b) any guaranty given by or on behalf of Tenant for the Chassis Lease (the “Chassis Guaranty”) shall terminate without further agreement, and Tenant (and Chassis Guarantor) shall have no further obligations or liabilities under such guaranty from and after the Effective Date. Notwithstanding anything to the contrary set forth in this Section 1, from and after the Effective Date, Tenant and Chassis Guarantor shall continue to be liable for all Surviving Obligations (as defined in the Chassis Lease) and it is expressly agreed that nothing herein shall relieve Tenant of its responsibilities under the terms of the Chassis Lease with respect to any and all Surviving Obligations, including, but not limited to, any third-party claims arising from events occurring in, on or about the Clinton Premises, or in connection therewith, and arising or accruing prior to the Effective Date (including any indemnification obligations and/or insurable claims) all as and to the extent specifically provided for in the Chassis Lease.

2.                  Further Assurances. Following the execution of this Agreement, each party will execute and deliver, or cause others to do so, all such powers of attorney, consents, certificates, affidavits, agreements, instruments and other documents, and will do or cause to be done all such other acts and things as may be necessary to carry out the provisions of this Agreement, or as another party reasonably requests and at the requesting party's expense, to effectuate the provisions of this Agreement. The parties agree to cooperate with each other to ensure the consummation of the transactions contemplated by this Agreement.

3.                  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns.

4.                  Entire Agreement. This Agreement constitutes the entire understanding between Landlord and Tenant with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between Landlord and Tenant with respect to such subject matter. This Agreement may be modified only by a written agreement signed by all of the parties hereto and no right hereunder may be waived except by written instrument signed by the party waiving any such right.

5.                  Counterparts. This Agreement may be executed in counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above to be effective as of the Effective Date.

LANDLORD:

MODULE (DE) LIMITED

PARTNERSHIP,

a Delaware limited liability partnership

by: Suspension (DE) QRS 15-1, Inc.

its: General Partner

By: /s/ Nicolas Isham

Nicolas Isham

Its: Director

TENANT:

TOWER AUTOMOTIVE OPERATIONS USA I, LLC,
a Delaware limited liability company

By: Dennis C. Pike

Name: Dennis C. Pike

Title: Treasurer

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